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                                   EXHIBIT 11
                             TO REPORT ON FORM 10-Q
                       FOR THE PERIOD ENDED JUNE 30, 1995
                     FIRST OF MICHIGAN CAPITAL CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                                  FOR THE THREE MONTHS ENDED
                                                                  --------------------------

                                                   JUNE 30, 1995                     JUNE 24, 1994
                                                   -------------                     -------------

                                             PRIMARY            FULLY DILUTED       PRIMARY       FULLY DILUTED
                                             --------          --------------      --------      --------------
Weighted average shares
outstanding:
    Common shares                          2,810,917             2,810,917        2,890,364        2,890,364
    Dilutive shares available
    under stock options                       13,404                13,033           63,237           63,169
                                          ----------            ----------       ----------        ---------
Weighted average common shares
    and common stock equivalents
    outstanding                            2,824,321             2,823,950        2,953,601        2,953,533
                                          ==========            ==========       ==========        =========


Net earnings applicable to
    common shares                         $ (229,376)           $ (229,376)      $  127,018        $ 127,018
                                          ==========            ==========       ==========        =========

Earnings per share                            $( .08)              $ ( .08)            $.04             $.04
                                          ==========            ==========       ==========        =========




                                                                  FOR THE NINE MONTHS ENDED
                                                                  -------------------------

                                                   JUNE 30, 1995                     JUNE 24, 1994
                                                   -------------                     -------------

                                             PRIMARY            FULLY DILUTED       PRIMARY       FULLY DILUTED
                                            ---------          --------------      ---------     ---------------
Weighted average shares
outstanding:
    Common shares                          2,836,585             2,836,585        2,891,343        2,891,343
    Dilutive shares available
    under stock options                       31,386                30,450           62,147           65,285

Weighted average common shares
    and common stock equivalents          ----------           -----------       ----------       ----------
    outstanding                            2,867,971             2,867,035        2,953,490        2,956,628
                                          ==========           ===========       ==========       ==========

Net earnings applicable to
    common shares                         $   98,577           $    98,577       $1,299,083       $1,299,083
                                          ==========           ===========       ==========       ==========

Earnings per share                              $.03                  $.03             $.44             $.44
                                          ==========           ===========       ==========       ==========